Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       20,764,607
CITIGROUP, INC.                             52-1568099       21,906,035
BANK OF AMERICA SECURITIES LLC              56-2058405       18,898,473
BNP PARIBAS SECURITIES CORP.                13-3235334       18,198,042
JPMORGAN CHASE & CO.                        13-3224016        7,958,280
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        4,882,659
DEUTSCHE BANK SECURITIES, INC.              13-2730328        4,600,913
MORGAN STANLEY CO INCORPORATED              13-2665598        4,288,635
NOMURA                                      00-0000000        2,488,090
BARCLAYS CAPITAL INC.                       05-0346412        2,611,526






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       19,474,933
CITIGROUP, INC.                             52-1568099        5,136,168
BANK OF AMERICA SECURITIES LLC              56-2058405        4,905,684
BNP PARIBAS SECURITIES CORP.                13-3235334          248,844
JPMORGAN CHASE & CO.                        13-3224016        6,355,275
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        5,364,556
DEUTSCHE BANK SECURITIES, INC.              13-2730328        4,153,971
MORGAN STANLEY CO INCORPORATED              13-2665598        3,783,589
NOMURA                                      00-0000000        1,626,130
BARCLAYS CAPITAL INC.                       05-0346412        1,307,213




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    115,372,913 D. Total Sales: 57,081,709

                               SCREEN NUMBER : 12